Exhibit 4.388

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 180455 dated July 28, 2020

For Rendering

Intrazonal communications services

This License is granted to

Public Joint Stock Company

Moscow City Telephone Network

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1027739285265

Tax Identification Number (TIN)

7710016640

Location address (place of residence):

25, bld. 1, Bolshaya Ordynka str., Moscow, 119017

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until July 28, 2025.

This License is granted by decision of the licensing body - Order dated February 06, 2020 No. 46-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.А. Pankov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 117519